                                                                   Exhibit 24.1


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (i) the Balance Sheet of Commonwealth Income and Growth Fund III at April 28, 1997, dated April 28, 1997, (ii) the financial statements of Commonwealth Income and Growth Fund III at December 31, 1997, and from April 28, 1997 (date of inception) to December 31, 1997 dated February 6, 1998, (iii) the Balance Sheets of Commonwealth Income & Growth, Inc. at February 28, 1997 and February 29, 1996, dated April 27, 1997, (iv) the Balance Sheets of Commonwealth Income & Growth Fund, Inc. at February 28, 1998 and 1997 dated, April 3, 1998, (v) the consolidated financial statements of Commonwealth Capital Corp. at February 28, 1997 and February 29, 1996, and for the years the ended, dated April 28, 1997, and (vi) the consolidated financial statements of Commonwealth Capital Corp., at February 28, 1998 and 1997 and for the years then ended, dated April 3, 1998, all included in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-26933) and related Prospectus of Commonwealth Income & Growth Fund III for the registration of 750,000 units of Limited Partnership Interests.


                                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 11, 1999